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                                  EXHIBIT 99.1
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                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 1996

  The undersigned hereby appoints Ronald L. Koons and James F. Maroney, III, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the annual meeting of stockholders of Tuboscope Vetco International Corporation ("Tuboscope") to be held on April 24, 1996, and at any adjournments thereof, as indicated upon all matters referred to on this proxy card and described in the Proxy Statement/Prospectus for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

  1. Adoption and approval of the Agreement and Plan of Merger dated as of January 3, 1996, as amended, between Tuboscope, Grow Acquisition Limited, a Bermuda corporation and wholly owned subsidiary of Tuboscope ("Sub"), and D.O.S., Ltd., a Bermuda corporation ("Drexel"), providing for the merger of Sub with and into Drexel.

                     [_] FOR     [_] AGAINST    [_] ABSTAIN

  2. Approval of the sale by Tuboscope to SCF-III, L.P., a Delaware limited partnership and an affiliate of a stockholder of Drexel ("SCF"), of 4,200,000 shares of common stock, par value $.01 per share, of Tuboscope ("Tuboscope Common Stock") and warrants to purchase, subject to adjustment under certain circumstances, an aggregate of 2,533,000 shares of Tuboscope Common Stock at an exercise price of $10 per share expiring on December 31, 2000, for an aggregate purchase price of $31,000,000, pursuant to the Subscription Agreement dated as of January 3, 1996 between Tuboscope and SCF.

                     [_] FOR     [_] AGAINST    [_] ABSTAIN

  3. Approval of an amendment to Tuboscope's Certificate of Incorporation to increase the number of authorized shares of Tuboscope Common Stock from 35,000,000 to 60,000,000.

                     [_] FOR     [_] AGAINST    [_] ABSTAIN

  THE APPROVAL OF EACH OF PROPOSALS 1, 2 AND 3 IS CONDITIONED UPON THE APPROVAL OF ALL OF PROPOSALS 1, 2 AND 3. ACCORDINGLY, A VOTE AGAINST ANY ONE OR MORE OF PROPOSALS 1, 2 AND 3 WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ALL OF PROPOSALS 1, 2 AND 3.

                  (Continued and to be signed on reverse side)
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  4. Elect members of the Board of Directors of Tuboscope.

  [_] FOR ALL nominees listed                 [_] WITHHOLD AUTHORITY to vote
     below (except as marked to                  for all nominees listed
     the contrary).                              below.

     Martin R. Reid, William V. Larkin, Jerome R. Baier, Martin G. Hubbard, Eric L. Mattson, Timothy M. Pennington III, Patrick
     T. Seaver, James J. Shelton and Frederick J. Warren

     (Instruction: To WITHHOLD AUTHORITY to vote for any individual nominees, draw a line through (or otherwise strike out) the nominee's name in the list above.

  5. Approval of the 1996 Equity Participation Plan of Tuboscope.

                     [_] FOR     [_] AGAINST    [_] ABSTAIN

  Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

  Dated: ________________, 1996                          (SEAL)
                                          (Signature)

                                                         (SEAL)
                                          (Signature)
                                          Please sign as name(s) appears on
                                          this proxy card, and date this proxy
                                          card. If a joint account, each joint
                                          owner must sign. If signing for a
                                          corporation or partnership as agent,
                                          attorney or fiduciary, indicate the
                                          capacity in which you are signing.